INVESTMENT MANAGEMENT AGREEMENT

                   FRANKLIN MUTUAL RECOVERY FUND


      THIS INVESTMENT MANAGEMENT AGREEMENT made between FRANKLIN MUTUAL RECOVERY FUND, a Delaware statutory trust (the "Trust"), and FRANKLIN MUTUAL ADVISERS, LLC, a Delaware limited liability company (the "Manager").

      WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and
reinvesting  its  assets  in  securities,   as  set  forth  in  its
Agreement and Declaration of Trust, its By-Laws and its Registration Statement under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser perform various management, statistical, research, investment advisory and other services for the Trust; and,

      WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to the Trust.

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

      1. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the
Trust's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The
Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2.   OBLIGATIONS  OF  AND  SERVICES  TO BE  PROVIDED  BY THE
MANAGER.   The  Manager   undertakes   to  provide   the   services
hereinafter set forth and to assume the following obligations:

           A.    INVESTMENT ADVISORY SERVICES.

                 (a) The Manager shall manage the Trust's assets subject to and in accordance with the investment objectives and policies of the Trust and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of the Trust's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's investment securities shall be exercised. The Manager shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of the Trust's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions, and (iii) the extent to which those decisions have been implemented.

                 (b) The Manager, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of the Trust, orders for the execution of the Trust's securities transactions. When placing such orders, the Manager shall seek to obtain the best net price and execution for the Trust, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Trust and the Manager in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Trust will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

                 Accordingly, the Trust and the Manager agree that the Manager shall select brokers for the execution of the Trust's transactions from among:

                 (i) Those brokers and dealers who provide quotations and other services to the Trust, specifically including the quotations necessary to determine the Trust's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                 (ii) Those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Trust, or which place the Manager in a better position to make decisions in connection with the management of the Trust's assets and securities, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Trust may also be considered as a factor in the selection of broker-dealers to execute the Trust's portfolio transactions.

                 (c) When the Manager has determined that the Trust should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

                 (d) The Manager shall render regular reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Manager, on behalf of the Trust, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

                 (e) The Manager agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for the Trust.

                 (f) Decisions on proxy voting shall be made by the Manager unless the Board of Trustees determines otherwise. Pursuant to its authority, Manager shall have the power to vote, either in person or by proxy, all securities in which the Trust may be invested from time to time, and shall not be required to seek or take instructions from the Trust with respect thereto. Manager shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Trust, or the issuers thereof, including actions involving bankruptcy. Should Manager undertake litigation against an issuer on behalf of the Trust, the Trust agrees to pay its portion of any applicable legal fees associated with the action or to forfeit any claim to any assets Manager may recover and, in such case, agrees to hold Manager harmless for excluding the Trust from such action. In the case of class action suits involving issuers held in the Trust, Manager may include information about the Trust for purposes of participating in any settlements.

           B.    PROVISION OF INFORMATION  NECESSARY FOR  PREPARATION
OF  SECURITIES   REGISTRATION   STATEMENTS,   AMENDMENTS  AND  OTHER
MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Trust may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Trust's shares.

           C. OTHER OBLIGATIONS AND SERVICES. The Manager shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

           D. DELEGATION OF SERVICES. The Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for the Trust for which it is responsible under this Agreement. The Manager will compensate any Sub-Adviser for its services to the Trust. The Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Trust's shareholders is obtained. The Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

      3. EXPENSES OF THE TRUST. It is understood that the Trust will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include:

           A. Fees and expenses paid to the Manager as provided herein;

           B.    Expenses   of  all  audits  by   independent   public
accountants;

           C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

           D. Expenses of obtaining quotations for calculating the value of the Trust's net assets;

           E.    Salaries   and  other   compensations   of  executive
officers of the Trust who are not officers, directors, stockholders or employees of the Manager or its affiliates;

           F.    Taxes levied against the Trust;

           G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Trust;

           H.    Costs,   including  the  interest  expense,  of  borrowing
money;

           I. Costs incident to meetings of the Board of Trustees and shareholders of the Trust, reports to the Trust's shareholders, the filing of reports with regulatory bodies and the maintenance of the Trust's and the Trust's legal existence;

           J.    Legal fees,  including  the legal fees  related to
the  registration  and  continued   qualification  of  the  Trust's
shares for sale;

           K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates;

           L. Costs and expense of registering and maintaining the registration of the Trust and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

           M.    Trade association dues;

           N.    The  Trust's pro rata  portion of  fidelity  bond,
errors  and   omissions,   and  trustees   and  officer   liability
insurance premiums; and

           O. The Trust's portion of the cost of any proxy voting service used on its behalf.

4.    COMPENSATION   OF  THE  MANAGER.   The  Trust  shall  pay  an
advisory fee in cash to the Manager based upon a percentage of the value of the Trust's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager, during the preceding month, on the first business day of the month in each year.

           A. For purposes of calculating such fee, the value of the net assets of the Trust shall be determined in the same manner as the manner the Trust uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current prospectus and statement of additional information. The rate of the management fee payable by the Trust shall be calculated daily at the annual rate of 1.50% of the Trust's daily average net assets (the "Base Fee") during the preceding month. After the first twelve months of operations of the Trust, this Base Fee will be adjusted, on a monthly basis (i) upward at an annual rate of 0.20%, on a pro rata basis, for each percentage point by which the investment performance of the Trust exceeds the sum of 1.00% and the investment record of the Bloomberg US Government 3-5 Year Total Return Index (the "Benchmark"), or (ii) downward at an annual rate of 0.20%, on a pro rata basis, for each percentage point by which the investment record of the
Benchmark less 1.00% exceeds the investment performance of the Trust (such adjustment herein referred to as the "Fee Adjustment"). The rate of upward or downward Fee Adjustment shall be determined on a continuous basis of 0.01% change in the Fee Adjustment for each 0.05% change in the differential between the investment performance of the Trust and the investment record of the Benchmark, as determined in the following two paragraphs.
The maximum or minimum Fee Adjustment, if any, will be at an annual rate of 1.00% of the average daily net assets of the Trust for the Performance Period, as defined below. Therefore, the maximum annual fee payable to the Manager will be an annual rate of 1.50% of average daily net assets of the Trust calculated daily for the preceding month plus an annual rate of 1.00% of the average daily net assets of the Trust calculated daily for the preceding month, and the minimum annual fee will be an annual rate of 1.50% of the average daily net assets of the Trust calculated daily for the preceding month minus an annual rate of 1.00% of the average daily net assets of the Trust calculated daily for the preceding months. During any period when the determination of the Trust's net asset value is suspended by the Trustees of the Trust, the net asset value of a share of the Trust as of the last business day prior to such suspension shall, for the purpose of this Paragraph 4, be deemed to be the net asset value of the Trust at the close of each succeeding business day until the net asset value of the Trust is again determined.

In determining the Fee Adjustment, if any, applicable during any month, the Trust's administrator will compare the investment performance  of  the  shares  of the  Trust  for  the  twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the Benchmark during the Performance Period. The investment performance of the Trust will be determined by adding together (i) the change in the net asset value per share during the Performance Period, (ii) the value of cash distributions per share made by the Trust to holders of shares to the end of the Performance Period, and (iii) the value of capital gains taxes per share, if any, paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period, and will be expressed as a percentage of the net asset value per share at the beginning of the Performance Period. The investment record of the Benchmark will be determined by adding together (i) the change in the level of the Benchmark during the Performance
Period  and  (ii)  the  value,   computed   consistently  with  the
Benchmark, of cash distributions made by companies whose securities comprise the Benchmark accumulated to the end of the Performance Period, and will be expressed as a percentage of the Benchmark at the beginning of such Performance Period.

Notwithstanding any other provisions in this Section 4, the computation of the Fee Adjustment, the investment performance of the Trust and the investment record of the Benchmark will be made in accordance with the Investment Adviser Act of 1940, as amended, and any applicable rule thereunder as, from time to time, such law or any applicable rule thereunder may be amended, supplemented of adopted.

After it determines any Fee Adjustment, the Trust's administrator will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the Fee Adjustment by the average daily net assets of the shares of the Trust during the Performance Period and dividing that number by the number of days in the Performance Period. The management fee, as adjusted, is accrued daily and paid monthly.

If the Trustees determine at some future date that another securities benchmark is a better representative of the composition of the Trust than is the Benchmark, the Trustees may change the securities benchmark used to compute the Fee Adjustment. If the Trustees do so, the new securities benchmark (the "New Benchmark") will be applied prospectively to determine the amount of the Fee Adjustment. The Benchmark will continue to be used to determine the amount of the Fee Adjustment for that part of the Performance Period prior to the effective date of the New Benchmark. A change in the Benchmark will be submitted to shareholders for their approval unless a determination is made that shareholder approval is not required under the 1940 Act or the Trust obtains relief from the requirement of obtaining shareholder approval by interpretation or order issued by the Securities and Exchange Commission.

Notwithstanding the foregoing, no such fee shall be paid to the Manager with respect to any assets of the Trust that are invested in any other investment company for which the Manager or any of its affiliates serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

           B. The advisory fee payable by the Trust shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith and to the extent necessary to comply with the limitations on expenses which may be borne by the Trust as set forth in the laws, regulations and administrative interpretations of those states in which the Trust's shares are registered. The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Trust's expenses, as if such waiver or limitation were full set forth herein.

           C. If this Agreement is terminated prior to the end of any month, the accrued advisory fee shall be paid to the date of termination.

      5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and
Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act.

      6.   LIABILITIES OF THE MANAGER.

           A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Trust.

           B. Notwithstanding the foregoing, the Manager agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the  Manager  or  its  affiliates  (or  litigation  related  to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 6.B., to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this Subparagraph 6.B. within thirty (30) days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

           C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      7.   RENEWAL AND TERMINATION.

           A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one
(1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Trust or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

           B.    This Agreement:

                 (i) may at any time be terminated without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Manager;

                 (ii) shall immediately terminate with respect to the Trust in the event of its assignment; and

                 (iii) may be  terminated  by the  Manager on sixty
(60) days' written notice to the Trust.

           C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

           D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

      8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 1st day of June, 2003.


FRANKLIN MUTUAL RECOVERY FUND


By:  _____________________________
      Murray L. Simpson
Title:     Vice President & Secretary



FRANKLIN MUTUAL ADVISERS, LLC


By:  ____________________________
      Martin L. Flanagan
Title:     Senior Vice President